   As filed with the Securities and Exchange Commission on December 12, 1996

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ---------------------

                         TRI-POINT MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                                          56-1959623
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

   5265 Capital Boulevard
   Raleigh, North Carolina                                27616
(Address of principal executive offices)                (Zip Code)


                         TRI-POINT MEDICAL CORPORATION
              AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                 ROBERT V. TONI
                     President and Chief Executive Officer
                         Tri-Point Medical Corporation
                             5265 Capital Boulevard
                               Raleigh, NC 27616
                    (Name and address of agent for service)

                                (919) 876-7800
         (Telephone number, including area code, of agent for service)
                            -----------------------

                         Copy of all communications to:
                                 DEBRA J. POUL
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                             Philadelphia, PA  19103
                                 (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                        Proposed maximum    Proposed maximum
 Title of securities    Amount to be     offering price        aggregate          Amount of
  to be registered       registered       per share (1)    offering price (1)  registration fee
-----------------------------------------------------------------------------------------------
Common Stock, $.01        1,000,000(2)          $14.5625      $14,562,500.00       $5,022.00
 par value
===============================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on December 10, 1996, as reported on the Nasdaq National Market.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.
               ---------------------------------------

               The following documents, as filed by Tri-Point Medical Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration
     Statement:

                    (a) The final prospectus dated September 25, 1996 filed by the Registrant on September 26, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

                    (b) The Registrant's Quarterly Report on Form 10-Q for the
               quarterly period ended September 30, 1996.

                    (c) The description of the Common Stock of the Registrant
               set forth in the Registrant's Registration Statement on Form 8-A filed by the Registrant on August 15, 1996 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

               The financial statements of the Registrant as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 incorporated in this Registration Statement on Form S-8 by reference to the final prospectus dated September 25, 1996 constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-
     5425), as amended, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Item 4.   Description of Securities.
               -------------------------

               Not applicable.

     Item 5.   Interests of Named Experts and Counsel.
               --------------------------------------

               Not applicable.

     Item 6.   Indemnification of Directors and Officers.
               -----------------------------------------

               A. Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

               B. As permitted by the Delaware General Corporation Law, the Company has included a provision in its Restated Certificate of Incorporation that, subject to certain limitations, eliminates the ability of the Company and its stockholders to recover monetary damages from a director of the Company for breach of fiduciary duty as a director.
     Article VI of the Company's By-Laws provides for indemnification of the Company's directors and officers and advancement of expenses to the extent otherwise permitted by Section 145. In addition, the Company has agreed to indemnify certain executive officers of the Company pursuant to the terms of their employment agreements to the maximum extent permitted by applicable law against all costs, charges and expenses incurred by each in connection with any action, suit or proceeding to which he may be a party or in which he may be a witness by reason of his being an officer, director or employee of the Company or any subsidiary or affiliate of the Company.

               C. Reference is made to Section 10 of the Underwriting Agreement (Exhibit 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-5425)) which provides for indemnification among the Company, the selling stockholder and the underwriters.

               D. As authorized by Section 145 of the Delaware General Corporation Law and Article VI of the Company's By-Laws, the Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

     Item 7.   Exemption from Registration Claimed.
               -----------------------------------

               Not applicable.

     Item 8.   Exhibits.
               --------

               The following exhibits are filed as part of this Registration Statement.

     Exhibit
     Number                Exhibit
     ------                -------

       5.1                 Opinion of Morgan, Lewis & Bockius LLP

      10.1 Tri-Point Medical Corporation Amended and Restated 1996 Equity Compensation Plan

      23.1                 Consent of Price Waterhouse LLP

      23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

      24.1 Power of Attorney (included on signature page of this Registration Statement)

     Item 9.   Undertakings.
               ------------

               (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                    --------  -------
     do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on December 12, 1996.

                                           TRI-POINT MEDICAL CORPORATION


                                           By:  /s/ Robert V. Toni
                                                -------------------------------
                                                Robert V. Toni
                                                President and Chief Executive
                                                Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS ROBERT V. TONI AND J. BLOUNT SWAIN, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


           Name                          Capacity                    Date
           ----                          --------                    ----


/s/ Robert V. Toni           President and Chief Executive     December 12, 1996
---------------------------  Officer (principal executive
Robert V. Toni               officer) and Director


/s/ J. Blount Swain          Vice President and Chief          December 12, 1996
---------------------------  Financial Officer (principal
J. Blount Swain              financial and accounting
                             officer)


/s/ Rolf D. Schmidt           Chairman of the Board and         December 12, 1996
---------------------------   Director
Rolf D. Schmidt


/s/ F. William Schmidt         Director                          December 12, 1996
---------------------------
F. William Schmidt


/s/ Dennis C. Carey            Director                          December 12, 1996
---------------------------
Dennis C. Carey


/s/ Michael K. Lorelli         Director                          December 12, 1996
---------------------------
Michael K. Lorelli


/s/ Randy H. Thurman           Director                          December 12, 1996
---------------------------
Randy H. Thurman

                         TRI-POINT MEDICAL CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------



     Exhibit
     Number              Exhibit
     ------              -------

       5.1               Opinion of Morgan, Lewis & Bockius LLP

      10.1 Tri-Point Medical Corporation Amended and Restated 1996 Equity Compensation Plan

      23.1               Consent of Price Waterhouse LLP

      23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

      24.1 Power of Attorney (included on signature page of this Registration Statement)